Exhibit 99.1 Press Release dated July 17, 2007

SUNRISE REAL ESTATE GROUP DECLARES A 3% STOCK DIVIDEND

SHANGHAI, China, July 17/Xinhua-PR Newswire/ -- Sunrise Real Estate Group, Inc. (OTC.BB: SRRE; website: www.sunrise.sh) announced that on Monday, July 16, 2007, its Board of Directors declared a 3% stock dividend on its outstanding shares of common stock to be paid on August 15, 2007, to shareholders of record as of August 1, 2007. All fractional shares resulting from the stock dividend will be rounded up to the next whole share and will be paid in stock. Following the stock dividend, Sunrise Real Estate Group will have approximately 23,691,700 shares of common stock outstanding.

Company Background

Sunrise Real Estate Group, Inc. is a publicly traded real estate marketing and investment company that operates exclusively in China.

Forward Looking Statements

The common stock of Sunrise Real Estate Group, Inc. (the “Company”) is quoted and traded on the OTC Bulletin Board under the trading symbol “SRRE”. This press release contains forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumption and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results, or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result, or be achieved, or accomplished. The information contained in this press release is a statement of the Company’s present intentions, beliefs or expectations and is based upon, among other things, the existing business environment, industry conditions, market conditions and prices, the economy in general and the Company’s assumptions. For a discussion of factors which may cause actual events or results to differ from those projected, please refer to the Company’s most recent annual report on Form 10-KSB.

For more information, please contact:
Vivian Zhang,
Sunrise Real Estate Group, Inc.
Tel: +86-21-6422-0505 x840
Email: ir@sunrise-sh.net
Web: http://www.sunrise.sh
SOURCE Sunrise Real Estate Group, Inc